UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2007

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 2.02 Results of Operations and Financial Condition.

(a) On July 18, 2007, SVB Financial Group (the “Company”) announced that it had conducted a final goodwill assessment of its investment banking subsidiary, SVB Alliant, and will take a pre-tax impairment charge of $17.2 million for the second quarter of 2007. This amount represents the remaining goodwill value of the subsidiary.

Although it has not yet completed its review of results for the second quarter of 2007, the Company also announced that it expects to report diluted earnings per share (EPS) of $0.55 to $0.61, which includes the after-tax impact of the goodwill impairment charge. The Company estimates that the after-tax impact of the goodwill impairment charge on diluted EPS will be approximately $0.27 per share.

A copy of the release is attached as Exhibit 99.1. Such Exhibit and this paragraph shall be deemed furnished and not filed for purposes of Section 18 of the Exchange Act of 1934, as amended, in accordance with the Securities and Exchange Commission’s General Instruction B.2. to Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 18, 2007, announcing impairment charge and preliminary financial results for the second quarter of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2007	SVB FINANCIAL GROUP

	By:	/s/ KENNETH P. WILCOX
	Name:	Kenneth P. Wilcox
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated July 18, 2007, announcing impairment charge and preliminary financial results for the second quarter of 2007.